Exhibit 99.1

News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
SECOND QUARTER 2011 RESULTS

●	Earnings per diluted share for second quarter 2011 of $0.38, up 41% over 2010
●	Quarterly premium revenues of $1.1 billion, up 16% over 2010
●	Quarterly operating income of $31.4 million, up 48% over 2010
●	Aggregate membership up 10% over 2010
●	Revised 2011 earnings guidance increased to $1.55 per diluted share

Long Beach, California (July 21, 2011) – Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the second quarter and six months ended June 30, 2011.

Net income for the quarter was $17.4 million, or $0.38 per diluted share, compared with net income of $10.6 million, or $0.27 per diluted share, for the quarter ended June 30, 2010.

“I am pleased with our results through the first half of 2011, particularly the 65% increase in our net income over 2010 levels,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc. “Although we face challenges, particularly when serving new populations, our long-term commitment to the health care needs of low-income families has consistently enabled us over time to thrive in nearly every new market we have entered.  Our past successes, and our strong first-half results, reinforce my belief that we are well-positioned to take advantage of the enormous market opportunities that will open up in the next few years.”

Revised 2011 Earnings per Share Guidance

The Company is increasing its earnings per diluted share guidance for fiscal year 2011 to $1.55.  The primary reason for the increased guidance is the strong performance by  Molina’s established health plans and fiscal agents, the realization of utilization improvements earlier in the year than anticipated, and the Company’s expectation that results for its fiscal agent business will improve in the second half of 2011.  The Company expects these positive factors to be partially offset by premium rate reductions in some of its health plans and continuing cost challenges in Texas and Florida.

Overview of Financial Results

Second Quarter 2011 Compared with First Quarter 2011

Net income in the second quarter of 2011 was consistent with the first quarter of 2011, as improved health plan performance was offset by deterioration in the performance of Molina Medicaid Solutions.  Medical care costs as a percentage of premium revenue were 84.1% in the second quarter of 2011 compared with 84.5% in the first quarter of 2011.  Sequential medical care costs trends were as follows:

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MOH Reports Second Quarter 2011 Results

July 21, 2011

●	Pharmacy costs on a per-member per-month, or PMPM, basis decreased approximately 5% in the second quarter of 2011 from the first quarter of 2011.
●	Capitation costs dropped approximately 3% PMPM due to the transition of members in Michigan into fee-for-service networks.
●
Fee-for-service costs increased approximately 5% PMPM, partially due to the transition of members from capitated provider networks into fee-for-service networks.  Inpatient facility expenses (which constitute about 1/3 of total fee-for-service costs) declined approximately 2% PMPM due to a decrease in hospital utilization of approximately 4%.  Physician and outpatient facility costs (which constitute about 2/3 of total fee-for-service costs) increased approximately 9%.

●	Combined fee-for-service and capitation costs increased approximately 4% PMPM.
●
Excluding the Texas health plan, where the Company has experienced high utilization and unit costs for both physician and outpatient services (which include personal care services), fee-for-service costs increased approximately 3% PMPM between the first and second quarters of 2011.  Fee-for-service and capitation costs combined increased approximately 2% PMPM.

Second Quarter 2011 Compared with Second Quarter 2010

Health Plans Segment

Premium Revenue

In the three months ended June 30, 2011, compared with the three months ended June 30, 2010, premium revenue grew 16% due to membership and PMPM revenue increases of approximately 10% and 5%, respectively.  Medicare premium revenue was $95.5 million for the three months ended June 30, 2011, compared with $67.6 million for the three months ended June 30, 2010.

Medical Care Costs

The ratio of medical care costs to premium revenue (the medical care ratio, or MCR) decreased to 84.1% in the three months ended June 30, 2011, compared with 86.0% for the three months ended June 30, 2010.  Total medical care costs increased less than 3% PMPM, and less than 2% PMPM excluding the Texas health plan.

●	Pharmacy costs increased approximately 6% PMPM.
●	Capitation costs decreased approximately 17% PMPM, primarily due to the transition of members in Michigan and Washington into fee-for-service networks.
●	Fee-for-service costs increased approximately 6% PMPM, partially due to the transition of members from capitated provider networks into fee-for-service networks.
●	Fee-for-service and capitation costs combined increased less than 2% PMPM.
●	Hospital utilization decreased approximately 8%.

The medical care ratio of the California health plan decreased to 84.5% in the three months ended June 30, 2011, from 85.1% in the three months ended June 30, 2010, as higher premium revenue PMPM more than offset increased pharmacy and fee-for-service costs.  The California health plan added approximately 2,800 new Aged, Blind or Disabled, or ABD, members in June with an average premium revenue PMPM of approximately $450.

The medical care ratio of the Florida health plan increased to 97.0% in the three months ended June 30, 2011, from 94.4% in the three months ended June 30, 2010, primarily due to higher fee-for-service and capitation costs, which more than offset lower pharmacy costs.  We have undertaken a number of measures – focused on both utilization and unit cost reductions – to improve the profitability of the Florida health plan.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

The medical care ratio of the Michigan health plan decreased to 78.7% in the three months ended June 30, 2011, from 86.6% in the three months ended June 30, 2010, due to lower fee-for-service and capitation costs.  Revenue at the Michigan health plan was reduced by approximately $5.5 million during the second quarter of 2010 due to retroactive rate reductions implemented by the state.  Absent those reductions, the Michigan health plan’s medical care ratio would have been approximately 83.7% for the three months ended June 30, 2010.

The medical care ratio of the Missouri health plan increased to 90.2% in the three months ended June 30, 2011, from 89.5% in the three months ended June 30, 2010, due to higher fee-for-service costs.  The Missouri health plan received a premium rate increase of approximately 5% effective July 1, 2011.

The medical care ratio of the New Mexico health plan increased to 83.7% in the three months ended June 30, 2011, from 79.6% in the three months ended June 30, 2010, as lower fee-for-service costs failed to offset the impact of rate decreases.  Additionally, premium revenues were reduced due to an increase – in the second half of 2010 – in the minimum contractual amount the plan is required to spend on medical costs.  The New Mexico health plan received a premium rate reduction of approximately 2.5% effective July 1, 2011.

The medical care ratio of the Ohio health plan decreased to 77.6% in the three months ended June 30, 2011, from 82.0% in the three months ended June 30, 2010, due to an increase in Medicaid premium PMPM of approximately 4.5% effective January 1, 2011, and modestly lower fee-for-service costs.

The medical care ratio of the Texas health plan increased to 95.0% in the three months ended June 30, 2011, from 90.0% in the three months ended June 30, 2010.  Effective February 1, 2011, we added approximately 30,000 ABD Medicaid members in the Dallas-Fort Worth area, and effective September 1, 2010, we added approximately 54,000 members state-wide who are covered under the Children’s Health Insurance Program, or CHIP.  Costs associated with our ABD contracts, particularly in the Dallas-Fort Worth region, are running substantially higher than in our other markets, due to both high utilization and high unit costs.  We have undertaken a number of measures – focused on both utilization and unit cost reductions – to improve the profitability of the Texas health plan.  We believe that the state of Texas intends to implement a modest rate reduction effective September 1, 2011.

The medical care ratio of the Utah health plan decreased to 75.4% in the three months ended June 30, 2011, from 93.9% in the three months ended June 30, 2010, primarily due to reduced fee-for-service costs and an increase in Medicaid premium PMPM of approximately 7% effective July 1, 2010.  Lower fee-for-service costs were the result of both lower unit costs and lower utilization.  During the second quarter of 2011, we settled certain claims we had made against the state regarding the savings share provision of our contract in effect from 2003 through June of 2009.  Additionally, we recognized a liability for certain overpayments received from the state for the period 2003 through 2009.  As a result of these developments, we recognized $6.9 million in premium revenue without any corresponding charge to expense during the second quarter of 2011.  The Utah health plan received a premium rate reduction of approximately 2% effective July 1, 2011.

The medical care ratio of the Washington health plan increased to 84.8% in the three months ended June 30, 2011, from 83.1% in the three months ended June 30, 2010.  Higher fee-for-service and pharmacy costs more than offset lower capitation costs.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

The medical care ratio of the Wisconsin health plan (acquired September 1, 2010) was 80.8% in the three months ended June 30, 2011.  The Wisconsin health plan recorded a premium deficiency reserve of $3.35 million in the first quarter of 2011.  That premium deficiency reserve was reduced by $1.8 million in the second quarter.  Absent the premium deficiency reserve reduction, the Wisconsin plan’s MCR would have been approximately 91% in the three months ended June 30, 2011.  We have undertaken a number of measures – focused on both utilization and unit cost reductions – to improve the profitability of the Wisconsin health plan.

Molina Medicaid Solutions Segment

Molina Medicaid Solutions was acquired on May 1, 2010; therefore, the three months ended June 30, 2010, include only two months of operating results for this segment.  Performance of the Molina Medicaid Solutions segment was as follows:

	Three Months Ended June 30, 2011	Two Months Ended June 30, 2010
	(In thousands)
Service revenue before amortization	$38,434	$22,645
Amortization recorded as reduction of service revenue	(1,546)	(1,591)
Service revenue	36,888	21,054
Cost of service revenue	39,215	14,254
General and administrative costs	1,875	966
Amortization of customer relationship intangibles recorded as amortization	1,282	829
Operating (loss) income	$(5,484)	$5,005

We are currently deferring recognition of all revenue as well as all direct costs (to the extent that such costs are estimated to be recoverable) in Idaho until the Medicaid Management Information System, or MMIS,  in that state receives certification from the Centers for Medicare and Medicaid Services, or CMS.  Cost of service revenue for the second quarter of 2011 includes $7.0 million of direct costs associated with the Idaho contract that would otherwise have been recorded as deferred contract costs.  In assessing the recoverability of the deferred contract costs associated with the Idaho contract at June 30, 2011, we determined that these costs should be expensed as a period cost.  Most of the expensing of deferred cost is the result of a tentative agreement that we have reached with the Idaho Department of Health and Welfare concerning amounts that will be paid to us for performing MMIS operations.  The reduction in anticipated revenue, as well as higher expected costs over the term of the contract, have lowered the net amount that we expect to realize under the contract, requiring us to write down deferred contract costs.

Financial results remain strong under our Louisiana, New Jersey, and West Virginia MMIS contracts.  Based upon our cost experience, we believe that the contract pricing agreed to by our predecessor under the Idaho and Maine MMIS contracts was inappropriately low.  However, we believe that the profitability of the Molina Medicaid Solutions segment will improve as system development and stabilization costs in those two states decline.

A substantial milestone for the Idaho contract was reached in early July 2011, when we received notice from the Idaho Department of Health and Welfare that the exit of our MMIS from “pilot operations” and “user acceptance testing” had been approved, and that we may now invoice the state for certain payments associated with that approval.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

Consolidated Expenses

General and Administrative Expenses

General and administrative, or G&A, expenses, were $96.9 million, or 8.3% of total revenue, for the three months ended June 30, 2011, compared with $78.1 million, or 7.8% of total revenue, for the three months ended June 30, 2010.

Premium Tax Expenses

Premium tax expense decreased to 3.3% of premium revenue in the three months ended June 30, 2011, from 3.6% in the three months ended June 30, 2010, due to a shift in revenue to states with comparatively low premium tax rates.

Interest Expense

Interest expense decreased to $3.7 million for the three months ended June 30, 2011, from $4.1 million for the three months ended June 30, 2010.  Interest expense includes non-cash interest expense relating to our convertible senior notes, which totalled $1.4 million and $1.3 million for the three months ended June 30, 2011, and 2010, respectively.

Income Taxes

Income tax expense is recorded at an effective rate of 37.1% for the three months ended June 30, 2011, compared with 38.1% for the three months ended June 30, 2010.  The lower rate in 2011 is primarily due to lower state income taxes.

Six Months Ended June 30, 2011, Compared with Six Months Ended June 30, 2010

Health Plans Segment

Premium Revenue

Premium revenue grew 14% in the six months ended June 30, 2011, compared with the six months ended June 30, 2010, due to membership and PMPM revenue increases of 10% and 3%, respectively.  Medicare premium revenue was $180.8 million for the six months ended June 30, 2011, compared with $117.9 million for the six months ended June 30, 2010.

Medical Care Costs

The medical care ratio decreased to 84.3% in the six months ended June 30, 2011, compared with 85.6% for the six months ended June 30, 2010.  Total medical care costs increased less than 2% PMPM.

●	Pharmacy costs (adjusted for the state’s retention of the pharmacy benefit in Ohio effective February 1, 2010) increased approximately 5% PMPM.
●	Capitation costs decreased approximately 16% PMPM, primarily due to the transition of members in Michigan and Washington into fee-for-service networks.
●	Fee-for-service costs increased approximately 5% PMPM, partially due to the transition of members from capitated provider networks into fee-for-service networks.
●	Fee-for-service and capitation costs combined increased approximately 1% PMPM.
●	Hospital utilization decreased approximately 7%.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

Molina Medicaid Solutions Segment

Molina Medicaid Solutions was acquired on May 1, 2010; therefore, the six months ended June 30, 2010, include only two months of operating results for this segment.  Performance of the Molina Medicaid Solutions segment was as follows:

	Six Months Ended June 30, 2011	Two Months Ended June 30, 2010
	(In thousands)
Service revenue before amortization	$77,294	$22,645
Amortization recorded as reduction of service revenue	(3,732)	(1,591)
Service revenue	73,562	21,054
Cost of service revenue	70,436	14,254
General and administrative costs	4,352	966
Amortization of customer relationship intangibles recorded as amortization	2,564	829
Operating (loss) income	$(3,790)	$5,005

Consolidated Expenses and Other

General and Administrative Expenses

General and administrative expenses were $191.4 million, or 8.4% of total revenue, for the six months ended June 30, 2011, compared with $157.0 million, or 8.0% of total revenue, for the six months ended June 30, 2010.

Premium Tax Expense

Premium tax expense decreased to 3.4% of premium revenue in the six months ended June 30, 2011, from 3.6% in the six months ended June 30, 2010, due to a shift in revenue to states with comparatively low premium tax rates.

Interest Expense

Interest expense decreased to $7.3 million for the six months ended June 30, 2011, from $7.5 million for the six months ended June 30, 2010.  Interest expense includes non-cash interest expense relating to our convertible senior notes, which totalled $2.7 million and $2.5 million for the six months ended June 30, 2011 and 2010, respectively.

Income Taxes

Income tax expense is recorded at an effective rate of 37.2% for the six months ended June 30, 2011, compared with 38.0% for the six months ended June 30, 2010.  The lower rate in 2011 is primarily due to lower state income taxes.

Cash Flow

Cash provided by operating activities was $114.9 million in the first half of 2011 compared with $25.9 million in the first half of 2010.  Deferred revenue, which was a use of operating cash totalling $82.7 million in 2010, was a source of operating cash totalling $69.5 million in 2011.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

At June 30, 2011, the Company had cash and investments of $885.1 million, and the parent company had cash and investments of $49.6 million.

Reconciliation of Non-GAAP (1) to GAAP Financial Measures

EBITDA (2)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands)
Operating income	$31,410	$21,178	$62,710	$41,616
Add back:
Depreciation and amortization reported in the
consolidated statements of cash flows	16,508	13,851	34,602	23,912
EBITDA	$47,918	$35,029	$97,312	$65,528

(1)	GAAP stands for U.S. generally accepted accounting principles.
(2)
We calculate EBITDA consistently on a quarterly and annual basis by adding back depreciation and amortization to operating income.  Operating income includes investment income.  EBITDA is not prepared in conformity with GAAP because it excludes depreciation and amortization, as well as interest expense, and the provision for income taxes.  This non-GAAP financial measure should not be considered as an alternative to the GAAP measures of net income, operating income, operating margin, or cash provided by operating activities, nor should EBITDA be considered in isolation from these GAAP measures of operating performance.  Management uses EBITDA as a supplemental metric in evaluating our financial performance, in evaluating financing and business development decisions, and in forecasting and analyzing future periods.  For these reasons, management believes that EBITDA is a useful supplemental measure to investors in evaluating our performance and the performance of other companies in our industry.

Conference Call

The Company’s management will host a conference call and webcast to discuss its second quarter results at 5:00 p.m. Eastern time on Thursday, July 21, 2011.  The number to call for the interactive teleconference is (212) 271-4657.  A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Thursday, July 21, 2011, through 6:00 p.m. on Friday, July 22, 2011, by dialing (800) 633-8284 and entering confirmation number 21524628.  A live broadcast of Molina Healthcare’s conference call will be available on the Company’s website, www.molinahealthcare.com, or at www.earnings.com.  A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc. provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program.  Our licensed health plans in California, Florida, Michigan, Missouri, New Mexico, Ohio, Texas, Utah, Washington, and Wisconsin currently serve approximately 1.6 million members, and the Company’s subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, anticipated future events, and projected earnings per diluted share for fiscal year 2011.  Actual results could differ materially due to numerous known and unknown risks and uncertainties, including, without limitation, risk factors related to the following:

●
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;

●
uncertainties regarding the impact of the Patient Protection and Affordable Care Act, including its possible repeal, judicial overturning of the individual insurance mandate, the effect of various implementing regulations, and uncertainties regarding the likely impact of other federal or state health care and insurance reform measures;

●	management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations;
●
the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, and our ability to grow our revenues consistent with our expectations;

●	the accurate estimation of incurred but not reported medical costs across our health plans;
●	risks associated with the continued growth in new Medicaid and Medicare enrollees;
●	retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates;
●	the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;
●	the timing of receipt and recognition of revenue and the amortization of expense under the state contracts of Molina Medicaid Solutions in Maine and Idaho;
●	additional administrative costs and the potential payment of additional amounts to providers and/or the state by Molina Medicaid Solutions as a result of MMIS implementation issues in Idaho;
●	government audits and reviews;
●	changes with respect to our provider contracts and the loss of providers;
●
the establishment of a federal or state medical cost expenditure floor as a percentage of the premiums we receive, and the interpretation and implementation of medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;

●	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures;
●	approval by state regulators of dividends and distributions by our health plan subsidiaries;
●	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
●	high dollar claims related to catastrophic illness;
●	the favorable resolution of litigation or arbitration matters;
●	restrictions and covenants in our credit facility;
●	the relatively small number of states in which we operate health plans;
●	the availability of financing to fund and capitalize our acquisitions and start-up activities and to meet our liquidity needs;
●	a state’s failure to renew its federal Medicaid waiver;
●	an inadvertent unauthorized disclosure of protected health information;
●	changes generally affecting the managed care or Medicaid management information systems industries;
●	increases in government surcharges, taxes, and assessments;
●	changes in general economic conditions, including unemployment rates;

and numerous other risk factors, including those discussed in our periodic reports and filings with the Securities and Exchange Commission.  These reports can be accessed under the investor relations tab of our Company website or on the SEC’s website at www.sec.gov.  Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements.  All forward‐looking statements in this release represent our judgment as of July 21, 2011, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except net income per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Premium revenue	$1,128,770	$976,685	$2,210,208	$1,941,905
Service revenue	36,888	21,054	73,562	21,054
Investment income	1,446	1,599	3,040	3,120
Total revenue	1,167,104	999,338	2,286,810	1,966,079
Expenses:
Medical care costs	949,359	839,613	1,862,891	1,662,429
Cost of service revenue	39,215	14,254	70,436	14,254
General and administrative expenses	96,921	78,079	191,357	156,959
Premium tax expenses	37,709	34,995	74,259	69,541
Depreciation and amortization	12,490	11,219	25,157	21,280
Total expenses	1,135,694	978,160	2,224,100	1,924,463
Operating income	31,410	21,178	62,710	41,616
Interest expense	3,683	4,099	7,286	7,456
Income before income taxes	27,727	17,079	55,424	34,160
Provision for income taxes	10,287	6,500	20,596	12,991
Net income	$17,440	$10,579	$34,828	$21,169

Net income per share (1):
Basic	$0.38	$0.27	$0.76	$0.55
Diluted	$0.38	$0.27	$0.75	$0.54
Weighted average shares outstanding (1):
Basic	45,897	38,611	45,743	38,541
Diluted	46,471	38,926	46,392	38,929

Operating Statistics:
Ratio of medical care costs paid directly to
providers to premium revenue	81.9%	83.8%	82.1%	83.5%
Ratio of medical care costs not paid directly
to providers to premium revenue	2.2%	2.2%	2.2%	2.1%
Medical care ratio (2)	84.1%	86.0%	84.3%	85.6%
General and administrative expense ratio (3)	8.3%	7.8%	8.4%	8.0%
Premium tax ratio (2)	3.3%	3.6%	3.4%	3.6%
Effective tax rate	37.1%	38.1%	37.2%	38.0%

(1)	All applicable share and per-share amounts reflect the retroactive effects of the three-for-two common stock split in the form of a stock dividend that was effective May 20, 2011.
(2)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium taxes as a percentage of premium revenue.
(3)	Computed as a percentage of total operating revenue.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per-share data)

	June 30, 2011	Dec. 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$459,213	$455,886
Investments	356,600	295,375
Receivables	172,674	168,190
Deferred income taxes	16,423	15,716
Prepaid expenses and other current assets	23,246	22,772
Total current assets	1,028,156	957,939
Property and equipment, net	117,836	100,537
Deferred contract costs	42,557	28,444
Intangible assets, net	91,237	105,500
Goodwill and indefinite-lived intangible assets	212,484	212,228
Auction rate securities	18,958	20,449
Restricted investments	50,330	42,100
Receivable for ceded life and annuity contracts	24,075	24,649
Other assets	14,788	17,368
	$1,600,421	$1,509,214

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Medical claims and benefits payable	$341,613	$354,356
Accounts payable and accrued liabilities	133,005	137,930
Deferred revenue	128,599	60,086
Income taxes payable	5,605	13,176
Total current liabilities	608,822	565,548
Long-term debt	166,725	164,014
Deferred income taxes	14,468	16,235
Liability for ceded life and annuity contracts	24,075	24,649
Other long-term liabilities	20,474	19,711
Total liabilities	834,564	790,157
Stockholders’ equity (1):
Common stock, $0.001 par value; 80,000 shares authorized;
outstanding: 46,062 shares at June 30, 2011, and 45,463 shares
at December 31, 2010	46	45
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares
issued and outstanding	―	―
Additional paid-in capital	262,988	251,612
Accumulated other comprehensive loss	(1,597)	(2,192)
Retained earnings	504,420	469,592
Total stockholders’ equity	765,857	719,057
	$1,600,421	$1,509,214

(1)	All applicable share and per-share amounts reflect the retroactive effects of the three-for-two common stock split in the form of a stock dividend that was effective May 20, 2011.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating activities:
Net income	$17,440	$10,579	$34,828	$21,169
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	16,508	13,851	34,602	23,912
Deferred income taxes	(4,458)	(2,470)	(2,839)	624
Stock-based compensation	4,310	2,372	8,374	4,508
Non-cash interest on convertible senior notes	1,371	1,266	2,711	2,509
Amortization of premium/discount on investment	1,795	301	3,439	560
Amortization of deferred financing costs	504	343	1,007	687
Unrealized gain on trading securities	―	(2,320)	―	(2,860)
Loss on rights agreement	―	2,118	―	2,611
Tax deficiency from employee stock compensation	(225)	(30)	(489)	(383)
Changes in operating assets and liabilities:
Receivables	(2,256)	(9,652)	(4,424)	(1,598)
Prepaid expenses and other current assets	5,362	(5,680)	(2,780)	(6,348)
Medical claims and benefits payable	(9,769)	18,627	(12,743)	30,284
Accounts payable and accrued liabilities	17,081	12,824	(8,715)	27,958
Deferred revenue	(14,674)	7,984	69,498	(82,680)
Income taxes	(2,141)	1,975	(7,571)	4,910
Net cash provided by operating activities	30,848	52,088	114,898	25,863

Investing activities:
Purchases of equipment	(15,925)	(11,547)	(30,866)	(17,523)
Purchases of investments	(78,663)	(42,329)	(183,647)	(91,768)
Sales and maturities of investments	60,159	63,309	121,434	116,276
Net cash paid in business combinations	―	(131,970)	(3,253)	(134,400)
Increase in deferred contract costs	(6,770)	(8,018)	(16,405)	(8,018)
Increase in restricted investments	(1,023)	(4,098)	(8,230)	(4,754)
Change in other noncurrent assets and liabilities	3,127	331	2,190	757
Net cash used in investing activities	(39,095)	(134,322)	(118,777)	(139,430)

Financing activities:
Amount borrowed under credit facility	―	105,000	―	105,000
Credit facility fees paid	―	(1,671)	―	(1,671)
Proceeds from employee stock plans	3,178	1,543	5,640	1,543
Excess tax benefits from employee stock compensation	490	66	1,566	179
Net cash provided by financing activities	3,668	104,938	7,206	105,051

Net (decrease) increase in cash and cash equivalents	(4,579)	22,704	3,327	(8,516)
Cash and cash equivalents at beginning of period	463,792	438,281	455,886	469,501
Cash and cash equivalents at end of period	$459,213	$460,985	$459,213	$460,985

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
UNAUDITED DEPRECIATION AND AMORTIZATION DATA

Depreciation and amortization related to our Health Plans segment is all recorded in “Depreciation and Amortization” in the consolidated statements of income.  Depreciation and amortization related to our Molina Medicaid Solutions segment is recorded within three different headings in the consolidated statements of income as follows:

●	Amortization of purchased intangibles relating to customer relationships is reported as amortization within the heading “Depreciation and Amortization;”
●	Amortization of purchased intangibles relating to contract backlog is recorded as a reduction of “Service Revenue;” and
●	Depreciation is recorded within the heading “Cost of Service Revenue.”

The following table presents all depreciation and amortization recorded in our consolidated statements of income, regardless of whether the item appears as depreciation and amortization, a reduction of revenue, or as cost of service revenue.

	Three Months Ended June 30,
	2011		2010
	Amount	% of Total Revenue	Amount	% of Total Revenue
	(Dollar amounts in thousands)
Depreciation	$7,225	0.6%	$6,711	0.7%
Amortization of intangible assets	5,265	0.5	4,508	0.4
Depreciation and amortization reported as such
in the consolidated statements of income	12,490	1.1	11,219	1.1
Amortization recorded as reduction of service revenue	1,546	0.1	1,591	0.2
Depreciation recorded as cost of service revenue	2,472	0.2	1,041	0.1
Total	$16,508	1.4%	$13,851	1.4%

	Six Months Ended June 30,
	2011		2010
	Amount	% of Total Revenue	Amount	% of Total Revenue
	(Dollar amounts in thousands)
Depreciation	$14,625	0.6%	$13,123	0.7%
Amortization of intangible assets	10,532	0.5	8,157	0.4
Depreciation and amortization reported as such
in the consolidated statements of income	25,157	1.1	21,280	1.1
Amortization recorded as reduction of service revenue	3,732	0.2	1,591	0.1
Depreciation recorded as cost of service revenue	5,713	0.2	1,041	―
Total	$34,602	1.5%	$23,912	1.2%

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
UNAUDITED MEMBERSHIP DATA

	June 30,	March 31,	Dec. 31,	June 30,
	2011	2011	2010	2010
Total Ending Membership by Health Plan:
California	348,000	347,000	344,000	348,000
Florida	66,000	66,000	61,000	54,000
Michigan	220,000	225,000	227,000	226,000
Missouri	80,000	82,000	81,000	78,000
New Mexico	89,000	90,000	91,000	93,000
Ohio	245,000	248,000	245,000	234,000
Texas	129,000	128,000	94,000	42,000
Utah	82,000	80,000	79,000	77,000
Washington	345,000	341,000	355,000	346,000
Wisconsin (1)	41,000	40,000	36,000	―
Total	1,645,000	1,647,000	1,613,000	1,498,000

Total Ending Membership by State for our
Medicare Advantage Plans (1):
California	6,000	5,300	4,900	3,600
Florida	600	600	500	500
Michigan	7,100	6,700	6,300	5,000
New Mexico	700	700	600	600
Ohio	200	400	―	―
Texas	600	600	700	600
Utah	7,000	6,700	8,900	8,100
Washington	4,000	3,300	2,600	1,900
Total	26,200	24,300	24,500	20,300

Total Ending Membership by State for our
Aged, Blind or Disabled Population:
California	17,000	14,100	13,900	13,600
Florida	10,300	10,300	10,000	9,300
Michigan	31,600	32,000	31,700	31,600
New Mexico	5,600	5,600	5,700	5,800
Ohio	28,700	28,200	28,200	27,400
Texas	52,000	51,200	19,000	18,500
Utah	8,300	8,200	8,000	7,600
Washington	4,400	4,300	4,000	3,700
Wisconsin (1)	1,700	1,700	1,700	―
Total	159,600	155,600	122,200	117,500

(1)
We acquired the Wisconsin health plan on September 1, 2010.  As of June 30, 2011, the Wisconsin health plan had approximately 2,300 Medicare Advantage members covered under a reinsurance contract with a third  party; these members are not included in the membership tables herein.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA BY HEALTH PLAN
(Amounts in thousands except per-member per-month amounts)

	Three Months Ended June 30, 2011
	Member Months (1)	Premium Revenue		Medical Care Costs		Medical Care Ratio	Premium Tax Expense
		Total	PMPM	Total	PMPM
California	1,043	$139,097	$133.35	$117,511	$112.66	84.5%	$1,921
Florida	197	49,770	252.78	48,294	245.29	97.0	34
Michigan	668	165,575	247.74	130,325	195.00	78.7	9,728
Missouri	243	56,625	232.80	51,100	210.08	90.2	―
New Mexico	270	81,973	304.29	68,579	254.57	83.7	2,423
Ohio	736	230,874	313.36	179,102	243.09	77.6	17,782
Texas	391	104,399	267.06	99,154	253.64	95.0	2,063
Utah	244	77,507	318.32	58,473	240.15	75.4	―
Washington	1,027	202,595	197.39	171,742	167.33	84.8	3,662
Wisconsin (2)	121	17,840	147.02	14,415	118.79	80.8	44
Other (3)	―	2,515	―	10,664	―	―	52
	4,940	$1,128,770	$228.50	$949,359	$192.18	84.1%	$37,709

	Three Months Ended June 30, 2010
	Member Months (1)	Premium Revenue		Medical Care Costs		Medical Care Ratio	Premium Tax Expense
		Total	PMPM	Total	PMPM
California	1,050	$124,551	$118.57	$106,006	$100.92	85.1%	$1,637
Florida	160	41,462	260.32	39,134	245.70	94.4	6
Michigan	679	156,769	230.76	135,763	199.84	86.6	9,711
Missouri	234	51,779	220.86	46,320	197.58	89.5	―
New Mexico	280	91,949	328.48	73,210	261.54	79.6	2,987
Ohio	695	212,669	306.34	174,275	251.03	82.0	16,512
Texas	125	43,493	348.45	39,133	313.52	90.0	705
Utah	230	64,934	281.44	60,975	264.28	93.9	―
Washington	1,022	186,204	182.23	154,792	151.49	83.1	3,394
Wisconsin (2)	―	―	―	―	―	―	―
Other (3)	―	2,875	―	10,005	―	―	43
	4,475	$976,685	$218.25	$839,613	$187.62	86.0%	$34,995

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2)	We acquired the Wisconsin health plan on September 1, 2010.
(3)	“Other” medical care costs also include medically related administrative costs at the parent company.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA BY HEALTH PLAN (Continued)
(Amounts in thousands except per-member per-month amounts)

	Six Months Ended June 30, 2011
	Member Months (1)	Premium Revenue		Medical Care Costs		Medical Care Ratio	Premium Tax Expense
		Total	PMPM	Total	PMPM
California	2,084	$274,073	$131.49	$231,248	$110.95	84.4%	$3,823
Florida	389	98,992	254.68	95,863	246.63	96.8	51
Michigan	1,346	330,335	245.38	264,053	196.15	79.9	19,575
Missouri	488	111,792	229.05	102,707	210.44	91.9	―
New Mexico	541	166,579	308.12	138,616	256.40	83.2	4,388
Ohio	1,473	461,213	313.02	350,853	238.12	76.1	35,557
Texas	740	185,210	250.28	172,769	233.47	93.3	3,403
Utah	480	145,442	303.28	112,312	234.20	77.2	―
Washington	2,061	397,867	193.09	340,857	165.42	85.7	7,323
Wisconsin(2)	241	34,257	142.17	33,794	140.25	98.7	44
Other(3)	―	4,448	―	19,819	―	―	95
	9,843	$2,210,208	$224.56	$1,862,891	$189.27	84.3%	$74,259

	Six Months Ended June 30, 2010
	Member Months (1)	Premium Revenue		Medical Care Costs		Medical Care Ratio	Premium Tax Expense
		Total	PMPM	Total	PMPM
California	2,112	$248,461	$117.62	$213,567	$101.10	86.0%	$3,265
Florida	314	80,550	256.94	73,821	235.47	91.7	12
Michigan	1,354	312,114	230.45	261,212	192.87	83.7	19,650
Missouri	468	103,922	221.93	89,836	191.85	86.5	―
New Mexico	560	187,547	334.75	147,225	262.78	78.5	4,991
Ohio	1,368	431,032	315.20	346,900	253.68	80.5	33,517
Texas	246	82,693	336.46	71,464	290.77	86.4	1,386
Utah	451	123,474	273.66	122,435	271.36	99.2	―
Washington	2,029	367,258	181.05	318,302	156.91	86.7	6,656
Wisconsin(2)	―	―	―	―	―	―	―
Other(3)	―	4,854	―	17,667	―	―	64
	8,902	$1,941,905	$218.15	$1,662,429	$186.75	85.6%	$69,541

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2)	We acquired the Wisconsin health plan on September 1, 2010.
(3)	“Other” medical care costs also include medically related administrative costs of the parent company.

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA
(Amounts in thousands except per member per month amounts)

The following tables provide the details of the Company’s medical care costs for the periods indicated:

	Three Months Ended June 30,
	2011			2010
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$695,551	$140.80	73.2%	$594,960	$132.95	70.9%
Capitation	125,958	25.50	13.2	136,764	30.56	16.3
Pharmacy	87,870	17.79	9.4	75,170	16.80	8.9
Other	39,980	8.09	4.2	32,719	7.31	3.9
Total	$949,359	$192.18	100.0%	$839,613	$187.62	100.0%

	Six Months Ended June 30,
	2011			2010
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$1,351,435	$137.31	72.5%	$1,161,839	$130.52	69.9%
Capitation	254,640	25.87	13.7	273,896	30.77	16.5
Pharmacy	179,446	18.23	9.6	165,241	18.56	9.9
Other	77,370	7.86	4.2	61,453	6.90	3.7
Total	$1,862,891	$189.27	100.0%	$1,662,429	$186.75	100.0%

The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:

	June 30, 2011	Dec. 31, 2010	June 30, 2010
Fee-for-service claims incurred but not paid (IBNP)	$270,558	$275,259	$268,652
Capitation payable	43,131	49,598	49,101
Pharmacy	15,094	14,649	13,385
Other	12,830	14,850	12,662
	$341,613	$354,356	$343,800

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MOH Reports Second Quarter 2011 Results

July 21, 2011

MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
 (Dollars in thousands, except per-member amounts)
(Unaudited)

The Company’s claims liability includes an allowance for adverse claims development based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims.  The Company’s reserving methodology is consistently applied across all periods presented.  The negative amounts displayed for “Components of medical care costs related to: Prior periods” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period exceeding the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported.  The following table shows the components of the change in medical claims and benefits payable as of the periods indicated:

	Six Months Ended June 30,		Three Months Ended March 31,	Year Ended Dec. 31,
	2011	2010	2011	2010
Balances at beginning of period	$354,356	$315,316	$354,356	$315,316
Balance of acquired subsidiary	―	―	―	3,228
Components of medical care costs related to:
Current period	1,908,289	1,705,411	957,909	3,420,235
Prior periods	(45,398)	(42,982)	(44,377)	(49,378)
Total medical care costs	1,862,891	1,662,429	913,532	3,370,857
Payments for medical care costs related to:
Current period	1,584,636	1,389,907	646,428	3,085,388
Prior periods	290,998	244,038	270,078	249,657
Total paid	1,875,634	1,633,945	916,506	3,335,045
Balances at end of period	$341,613	$343,800	$351,382	$354,356

Benefit from prior period as a percentage of:
Balance at beginning of period	12.8%	13.6%	12.5%	15.7%
Premium revenue	2.1%	2.2%	4.1%	1.2%
Total medical care costs	2.4%	2.6%	4.9%	1.5%

Claims Data:
Days in claims payable, fee for service	39	44	41	42
Number of members at end of period	1,645,000	1,498,000	1,647,000	1,613,000
Number of claims in inventory at end of period	121,900	106,700	185,300	143,600
Billed charges of claims in inventory
at end of period	$205,800	$147,500	$250,600	$218,900
Claims in inventory per member at end of period	0.07	0.07	0.11	0.09
Billed charges of claims in inventory per
member at end of period	$125.11	$98.46	$152.16	$135.71
Number of claims received during the period	8,715,200	7,066,100	4,342,200	14,554,800
Billed charges of claims received
during the period	$6,963,300	$5,605,400	$3,386,600	$11,686,100

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